                            UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2007

    SUPERTEX, INC.

 (Exact name of registrant as specified in its charter)

    California

0-12718

94-2328535

 (State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

    1235 Bordeaux Drive, Sunnyvale, California
94089

 (Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01   Financial Statements and Exhibits

Signatures

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2007, Registrant's Board of Directors approved an amendment and restatement of Registrant’s bylaws.  Registrant needed to amend its bylaws to permit electronic share issuance, registration, and transfer in lieu of paper share certificates as required by new NASDAQ rules and took the opportunity to update its bylaws.  Sections which were added or amended significantly include without limitation:

1.  Sections 2.3 and 2.4, which require shareholders to provide advance notice of any proposals or nominations they wish to make at an annual shareholders meeting,

2.  Sections 3.7 and 3.8, which facilitate board meeting notices including by email,

3.  Section 5.8 and 5.13, which  create the offices of CEO and CTO (which were filled by Henry Pao and Benedict Choy, respectively),

4.  Section 8.9, which permits electronic share issuance, registration, and transfer in lieu of paper share certificates as required by new NASDAQ rules,

5.  Article VI, which  provides for additional indemnification of agents, and

6.  Article X, which provides the ability to impose confidentiality restrictions on shareholders exercising their statutory inspection rights.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

        Exhibit 3.6,  Amended and Restated Bylaws, is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex., Inc

(Registrant)

 Date: December 26, 2007
By
/s/ Phillip A Kagel

Name
Phillip A. Kagel

Title
VP, Finance & Chief Financial Officer

Exhibit Index

Exhibit 3.6,  Amended and Restated Bylaws, is attached.